Exhibit 99.1

Teradyne Reports Second Quarter 2009 Results

NORTH READING, Mass.—(BUSINESS WIRE)—Teradyne, Inc. (NYSE: TER) reported revenue of $170 million for the second quarter of 2009. Semiconductor Test revenue totaled $103 million and Systems Test Group revenue totaled $67 million, which included initial Hard Disk Drive test system revenues. On a non-GAAP basis, Teradyne’s net loss in the second quarter was $35.6 million, or $0.21 per diluted share, which excluded restructuring charges, acquired intangible asset amortization and special items. The GAAP net loss for the second quarter was $66.8 million, or $0.39 per diluted share.

The second quarter revenue of $170 million was $40 million above the high end of guidance while the non-GAAP net loss per share of $0.21 was slightly better than the guidance of $0.26 to $0.23. The higher revenue did not result in a smaller net loss per share due to the previously disclosed zero gross margin on the initial Hard Disk Drive test system shipments and due to inventory charges incurred in the quarter.

Bookings in the second quarter of 2009 were $227 million. Semiconductor Test orders were $138 million and Systems Test Group orders were $89 million, which included additional Hard Disk Drive test system orders.

Guidance for the third quarter of 2009 is for revenue of $190 million to $205 million, with a Non-GAAP net loss per share of $0.02 to net income per share of $0.02 and a GAAP net loss per share between $0.13 and $0.09. Non-GAAP guidance excludes restructuring charges, acquired intangible asset amortization and special items.

“We saw significant improvement in our System-On-Chip (SOC) test business in the second quarter from the trough in orders in Q1,” said Mike Bradley, Teradyne president and CEO. “In SOC, bookings in the quarter were driven by improving demand in wireless and analog/power management from both integrated device manufacturers (IDMs) and outsourced semiconductor assembly and test (OSAT) customers. In our Hard Disk Drive test business, customer acceptance for the majority of our initial shipments accelerated and our lead customer placed a second round of orders. We’re ramping the supply chain to meet the increased demand in SOC and Hard Disk Drive at the same time that we hold the line on costs.”

Webcast

A webcast to discuss second quarter 2009 results, along with management’s business outlook will be held at 10 a.m. EDT, Thursday, July 30, 2009. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. The webcast replay will be available on www.teradyne.com. In addition, a conference call replay will be available approximately two hours after the call. The replay number in the U.S. & Canada is 800-642-1687. The replay number outside the U.S. & Canada is 706-645-9291. The pass code for both numbers is 20503616. The replay will be available via phone and web site through August 13, 2009.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Teradyne reports non-GAAP results in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of our current core business or future outlook. Teradyne believes these non-GAAP measures will aid investors’ overall understanding of its results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how Teradyne plans and measures its own business. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne, Inc.

Teradyne (NYSE:  TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2008, Teradyne had sales of $1.1 billion. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication. Teradyne disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

This release contains forward-looking statements regarding future business prospects, our results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates, including a continued or further deterioration of the semiconductor equipment market; decreased product demand; delays in new product introductions; lack of customer acceptance of new products; unanticipated delays in or costs and expenses relating to the implementation of cost reduction plans; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the period ended April 5, 2009.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2009

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Six Months Ended:
	July 5, 2009	April 5, 2009	June 29, 2008	July 5, 2009	June 29, 2008
Net Revenues (1)	$169,580	$120,608	$317,705	$290,188	$615,020

Cost of Revenues (2) (3) (4)	122,451	87,248	163,857	209,699	322,669

Gross Profit	47,129	33,360	153,848	80,489	292,351

Operating Expenses:
Engineering and Development	38,451	47,198	56,154	85,649	111,303
Selling and Administrative	47,257	55,373	65,463	102,630	130,684
Acquired Intangible Asset Amortization	8,214	8,239	4,774	16,453	8,637
In-process Research and Development	—	—	—	—	1,100
Restructuring and Other, net (5)	15,270	15,965	12,726	31,235	24,511

Operating Expenses	109,192	126,775	139,117	235,967	276,235

(Loss)/Income from Operations	(62,063)	(93,415)	14,731	(155,478)	16,116

Interest & Other (6)	(6,905)	(5,053)	2,448	(11,958)	7,530

(Loss)/Income Before Income Taxes	(68,968)	(98,468)	17,179	(167,436)	23,646
Income Tax (Benefit)/Provision	(2,200)	(7,800)	6,100	(10,000)	10,200

Net (Loss)/Income	(66,768)	(90,668)	11,079	(157,436)	13,446

Net (Loss)/Income per Common Share:
Basic	$(0.39)	$(0.53)	$0.06	$(0.91)	$0.08

Diluted	$(0.39)	$(0.53)	$0.06	$(0.91)	$0.08

Weighted Average Common Shares - Basic	173,022	172,130	170,644	172,576	172,203

Weighted Average Common Shares - Diluted	173,022	172,130	174,096	172,576	174,909

Net Orders	$227,331	$136,346	$307,940	$363,677	$628,995

(1)	For the quarter and six months ended July 5, 2009, Net Revenues and Cost of Revenues included $26 million for Hard Disk Drive test systems.
(2)	For the quarters ended July 5, 2009 and April 5, 2009, Cost of Revenues included an added cost of $3.9 million and $1.2 million, respectively, for inventory step-up as a result of purchase accounting. For the six months ended July 5, 2009 and June 29, 2008, Cost of Revenues included an added cost of $5.1 million and $4.3 million, respectively, for inventory step-up as a result of purchase accounting.
(3)	For the quarter and six months ended July 5, 2009, Cost of Revenues included a credit of $1.0 million related to an insurance recovery. For the six months ended June 29, 2008, Cost of Revenues included a credit of $0.9 million related to previously written down inventory in the Semiconductor Test Division.
(4)	For the quarters ended July 5, 2009, April 5, 2009, and June 29, 2008, Cost of Revenues included a provision for excess and obsolete inventory of $11.5 million, $8.6 million and $1.9 million, respectively. For the six months ended July 5, 2009 and June 29, 2008, Cost of Revenues included a provision for excess and obsolete inventory of $20.1 million and $3.3 million, respectively.
(5)	Restructuring and other, net consists of:

	Quarter Ended:			Six Months Ended:
	July 5, 2009	April 5, 2009	June 29, 2008	July 5, 2009	June 29, 2008
Employee Severance	$14,976	$16,678	$5,510	$31,654	$12,623
Eagle Test Purchase Accounting Adjustment	(774)	(713)	—	(1,487)	—
Facility Related	—	—	8,348	—	13,020
Long-Lived Asset Impairment	1,068	—	550	1,068	550
(Gain)/Loss on Sale of Real Estate	—	—	(1,682)	—	(1,682)

	$15,270	$15,965	$12,726	$31,235	$24,511

(6)	For the quarter and six months ended July 5, 2009, Interest and Other included a charge of $2.5 million to expense deferred debt financing costs as a result of the repayment and termination of Teradyne's revolving line of credit. For the quarter and six months ended July 5, 2009, Interest and Other included amortization of $2.3 million for the GAAP imputed convertible debt discount. For the quarter ended April 5, 2009 and six months ended July 5, 2009, Interest and Other included a charge of $2.6 million for other-than-temporary impairment and realized losses on marketable securities.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	July 5, 2009	December 31, 2008
Assets
Cash and Cash Equivalents	$334,081	$322,705
Accounts Receivable	73,914	109,625
Inventories (1)	126,689	168,451
Deferred Tax Assets	17,268	16,988
Prepayments and Other Current Assets	51,781	60,884

	603,733	678,653

Net Property, Plant and Equipment	270,369	298,449
Long-Term Marketable Securities	38,982	51,613
Intangible Assets	170,545	186,998
Other Assets	18,751	19,534

	$1,102,380	$1,235,247

Liabilities
Accounts Payable	47,979	61,164
Current Debt (2)	2,069	122,500
Accrued Employees’ Compensation and Withholdings	54,708	73,521
Deferred Revenue and Customer Advances	49,730	58,030
Other Accrued Liabilities	42,590	51,748

	197,076	366,963

Retirement Plans Liabilities	133,478	125,877
Deferred Tax Liabilities	3,158	8,730
Other Long-Term Liabilities	22,965	27,565
Long-Term Debt (2) (3)	137,087	—

	493,764	529,135

Shareholders’ Equity	608,616	706,112

	$1,102,380	$1,235,247

(1)	As of July 5, 2009 and December 31, 2008, Inventories include approximately $10 million and $15 million, respectively, for Eagle Test inventory fair value step-up.
(2)	On March 31, 2009, we entered into a loan agreement in Japan for approximately $10 million. The loan has a term of 5 years and a fixed interest rate of 1.4%. At July 5, 2009, $2 million of the outstanding loan principal is included in current debt and $8 million is classified as long-term debt.
(3)	On March 31, 2009, in connection with our convertible note offering, we entered into convertible note hedge and warrant transactions. These transactions are expected to reduce the potential dilution to Teradyne’s common stock upon maturity of the convertible notes. On April 6, 2009, the convertible note and convertible note hedge and warrant transactions closed and we netted approximately $163 million of cash, before paying off the $122.5 million bank revolver. For information on possible dilution related to the convertible note, investors should access Teradyne’s website at www. teradyne.com and click on “Investors” and then select the “Financial Data” link.

GAAP to Non-GAAP Earnings Reconciliation

References by the Company to non-GAAP (loss)/income and non-GAAP (loss)/income per share refer to net (loss)/income and net (loss)/income per common share excluding goodwill impairment, in-process research and development, amortization of the GAAP imputed convertible debt discount, write-off of credit line debt issue costs, restructuring and other, net, certain inventory provision reversals, fair value inventory step-up related to Nextest and Eagle Test, losses on marketable securities and acquired intangible asset amortization, as well as applicable adjustments to profit sharing and income taxes due to these exclusions. GAAP requires that these items be included in determining net (loss)/income. Non-GAAP (loss)/income (which is the basis for non-GAAP (loss)/income per share) gives an indication of Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of our current core business or future outlook.

The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, the presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for, or superior to, financial information provided in accordance with GAAP.

(In millions, except per share amounts)

	Quarter Ended:						Six Months Ended:
	July 5, 2009		April 5, 2009		June 29, 2008		July 5, 2009		June 29, 2008
Net Revenues	$169.6		$120.6		$317.7		$290.2		$615.0

Gross Margin - GAAP	$47.1	27.8%	$33.4	27.7%	$153.8	48.4%	$80.5	27.7%	$292.4	47.5%
Inventory step-up reversal (1)	3.9		1.2		—		5.1		4.3
Insurance recovery	(1.0)		—		—		(1.0)		—
Inventory provision reversal (2)	—		—		—		—		(0.9)

Gross Margin - non-GAAP	$50.0	29.5%	$34.6	28.7%	$153.8	48.4%	$84.6	29.2%	$295.8	48.1%

(Loss)/Income from Operations - GAAP	$(62.1)	-36.6%	$(93.4)	-77.4%	$14.7	4.6%	$(155.5)	-53.6%	$16.1	2.6%
Restructuring and other, net (3)	15.3		16.0		12.7		31.2		24.5
Acquired intangible asset amortization	8.2		8.2		4.8		16.5		8.6
Inventory step-up reversal (1)	3.9		1.2		—		5.1		4.3
Insurance recovery	(1.0)		—		—		(1.0)		—
In-process research and development	—		—		—		—		1.1
Inventory provision reversal (2)	—		—		—		—		(0.9)
Profit sharing adjustment (5)	—		—		(0.7)		—		(1.5)

(Loss)/Income from Operations - non-GAAP	$(35.7)	-21.0%	$(68.0)	-56.4%	$31.5	9.9%	$(103.7)	-35.7%	$52.2	8.5%

Net (Loss)/Income - GAAP	$(66.8)	-39.4%	$(90.7)	-75.2%	$11.1	3.5%	$(157.4)	-54.2%	$13.4	2.2%
Restructuring and other, net (3)	15.3		16.0		12.7		31.2		24.5
Acquired intangible asset amortization	8.2		8.2		4.8		16.5		8.6
Interest and other (4)	4.8		2.6		—		7.4		—
Inventory step-up reversal (1)	3.9		1.2		—		5.1		4.3
Insurance recovery	(1.0)		—		—		(1.0)		—
In-process research and development	—		—		—		—		1.1
Inventory provision reversal (2)	—		—		—		—		(0.9)
Profit sharing adjustment (5)	—		—		(0.7)		—		(1.5)
Income tax adjustment (6)	—		(2.9)		0.2		(2.9)		0.2

Net (Loss)/Income - non-GAAP	$(35.6)	-21.0%	$(65.6)	-54.4%	$28.1	8.8%	$(101.1)	-34.8%	$49.7	8.1%

GAAP Net (Loss)/Income per Common Share - Basic	(0.39)		(0.53)		0.06		$(0.91)		$0.08

Non-GAAP Net (Loss)/Income per Common Share - Basic	(0.21)		(0.38)		0.16		$(0.59)		$0.29

GAAP and Non-GAAP Weighted Average Common Shares - Basic	173.0		172.1		170.6		172.6		172.2

GAAP Net (Loss)/ Income per Common Share - Diluted	(0.39)		(0.53)		0.06		$(0.91)		$0.08

Non-GAAP Net (Loss)/Income per Common Share - Diluted	(0.21)		(0.38)		0.16		$(0.59)		$0.28

GAAP and Non-GAAP Weighted Average Common Shares - Diluted	173.0		172.1		174.1		172.6		174.9

(1)	Reversal of Nextest and Eagle Test purchase accounting inventory step-up.
(2)	Reversal of previously written down inventory for non-FLEX products in the Semiconductor Test Division.
(3)	Restructuring and other, net consists of (in millions):

	Quarter Ended:			Six Months Ended:
	July 5, 2009	April 5, 2009	June 29, 2008	July 5, 2009	June 29, 2008
Employee Severance	$15.0	$16.7	$5.5	$31.7	$12.6
Eagle Test Purchase Accounting Adjustment	(0.8)	(0.7)	—	(1.5)	—
Facility Related	—	—	8.3	—	13.0
Long-Lived Asset Impairment	1.1	—	0.6	1.1	0.6
(Gain)/Loss on Sale of Real Estate	—	—	(1.7)	—	(1.7)

	$15.3	$16.0	$12.7	$31.2	$24.5

(4)	For the quarter and six months ended July 5, 2009, Interest and Other included a charge to expense deferred debt financing costs as a result of the repayment and termination of Teradyne’s revolving line of credit and amortization of the GAAP imputed convertible debt discount. For the quarter ended April 5, 2009 and six months ended July 5, 2009, Interest and Other included a charge for other-than-temporary impairment and realized losses on marketable securities.
(5)	Profit sharing adjustment for non-GAAP items.
(6)	Income tax adjustment for non-GAAP items. For the quarter ended April 5, 2009 and six months ended July 5, 2009, the income tax adjustment related to a discrete foreign exchange item.

For press releases and other information of interest to investors, please visit Teradyne’s homepage on the World Wide Web at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations